Exhibit 32

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Caladrius Biosciences, Inc. a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2018 (the “Form 10-K/A”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 19, 2019	/s/ David J. Mazzo
David J. Mazzo, PhD
President and Chief Executive Officer
(Principal Executive Officer)

Dated:	March 19, 2019	/s/ Joseph Talamo
Joseph Talamo
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)